Exhibit 99.1

McKESSON REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS, PROVIDES FISCAL 2027 GUIDANCE,
AND REAFFIRMS LONG-TERM FINANCIAL GROWTH TARGETS

IRVING, Texas, May 7, 2026 - McKesson Corporation (NYSE:MCK) today announced results for the fourth quarter and fiscal year ended March 31, 2026.

Fourth Quarter Highlights:
•Consolidated revenues of $96.3 billion increased 6%.
•Earnings per diluted share of $13.71 increased $3.70.
•Adjusted Earnings per Diluted Share of $11.69 increased 16%.
•McKesson entered into a $2.25 billion accelerated share repurchase program.
•McKesson's Board of Directors approved a $5.0 billion increase to the share repurchase program, bringing the total share repurchase authorization to $7.7 billion as of April 2026.

Full Year Highlights:
•Consolidated revenues of $403.4 billion increased 12%.
•Earnings per diluted share of $38.38 increased $12.66.
•Adjusted Earnings per Diluted Share of $39.11 increased 18%, above previously communicated long-range growth targets.
•Cash flow from operations of $6.2 billion and Free Cash Flow of $5.4 billion.

Outlook:
•Establishing fiscal 2027 Adjusted Earnings per Diluted Share guidance range of $43.80 to $44.60, which indicates 12% to 14% forecasted growth compared to the prior year.
•Reaffirming long-term Adjusted Earnings per Diluted Share growth target of 13% to 16%.
•The Company does not forecast GAAP earnings per diluted share1.

"McKesson's fourth quarter results reflect the strength of our diversified portfolio and disciplined execution against our strategic priorities. Our Fiscal 2026 performance, headlined by 12% revenue growth and 18% adjusted EPS growth, exceeded our long-range growth targets and demonstrates our ability to consistently deliver growth and operating leverage across the enterprise," said Brian Tyler, chief executive officer. "We delivered significant progress - expanding specialty provider support, accelerating patient access through our scaled and integrated biopharma support services, and continuing to optimize our portfolio through the divestiture of Europe and the planned separation of our Medical-Surgical business. These accomplishments are a direct result of the talent and operational excellence of our employees, and I want to thank Team McKesson for their continued dedication throughout the year."

"Looking ahead to fiscal 2027, we are well-positioned to build upon this momentum," said Mr. Tyler. "We remain committed to executing with discipline across the portfolio, investing in high-growth and high-margin areas in Oncology and Biopharma Services. By combining our operating execution with a more focused and optimized portfolio, we will continue to deliver sustainable growth and create long-term value for our shareholders."
1 See below under "Fiscal 2027 Outlook" for full explanation

Fiscal 2026 Fourth Quarter and Full Year Result Summary

	Fourth Quarter			Full Year
($ in millions, except per share amounts)	FY26	FY25	Change	FY26	FY25	Change
Revenues	$96,295	$90,823	6%	$403,430	$359,051	12%
Net income attributable to McKesson Corporation	1,682	1,260	33	4,762	3,295	45
Adjusted Earnings[2]	1,434	1,274	13	4,853	4,234	15
Earnings per diluted common share attributable to McKesson Corporation	13.71	10.01	37	38.38	25.72	49
Adjusted Earnings per Diluted Share[2]	11.69	10.12	16	39.11	33.05	18
[2] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions and reconciliation schedules

Fourth quarter revenues were $96.3 billion, an increase of 6% from a year ago, driven by growth in the distribution of oncology and multispecialty products, including contributions from acquisitions in the Oncology & Multispecialty segment, and growth in the North American Pharmaceutical segment due to increased prescription volumes, partially offset by lower contributions from branded pharmaceuticals.

Fourth quarter earnings per diluted share was $13.71 compared to $10.01 a year ago, an increase of $3.70. Full year earnings per diluted share was $38.38 compared to $25.72 a year ago, an increase of $12.66.

Fourth quarter Adjusted Earnings per Diluted Share was $11.69 compared to $10.12 a year ago, an increase of 16%, driven by strong operational growth, including contributions from acquisitions in the Oncology & Multispecialty segment, a lower share count, and a lower tax rate. Full year Adjusted Earnings per Diluted Share was $39.11 compared to $33.05 a year ago, an increase of 18%, driven by strong operational growth across the business and a lower share count.

During the three months ended March 31, 2026, McKesson generated cash flow from operations of $3.4 billion, and invested $185 million in capital expenditures, resulting in Free Cash Flow of $3.2 billion. During the fiscal year, McKesson generated cash from operations of $6.2 billion, and invested $745 million in capital expenditures, resulting in Free Cash Flow of $5.4 billion.

For the full year, McKesson returned $5.1 billion of cash to shareholders, which included $4.8 billion of common stock repurchases and $381 million of dividend payments.

Business Highlights
•McKesson announced Donald R. Knauss will complete his service on the Board of Directors at the 2026 Annual Stockholders meeting, in accordance with the company's governance policy. Effective May 1, 2026, the Board elected Brian Tyler as Chair of the Board, and Dominic J. Caruso as Lead Independent Director.
•McKesson remains committed to a disciplined capital allocation framework, prioritizing investments in high-margin growth areas while returning excess capital to shareholders through our robust share repurchase program.
◦The Board of Directors approved an additional $5.0 billion share repurchase authorization of the company's common shares, bringing total authorized repurchases to $7.7 billion as of April 2026.
◦During the fourth quarter, McKesson entered into a $2.25 billion accelerated share repurchase program. In the quarter, McKesson completed $2.7 billion share repurchases, including $2.25 billion under the accelerated share repurchase program.
•In April 2026, The US Oncology Network expanded its footprint with the addition of Cancer Care Northwest, strengthening its position in community oncology practices.
•Effective May 1, 2026, PRISM Vision Group grew its network by welcoming the Retina Macula Institute located in Southern California further aligning with ophthalmology practices nationwide.

•McKesson signed a definitive agreement under which Apollo Global will acquire approximately 13% minority ownership interest in the Medical-Surgical Solution segment, subject to regulatory approvals and customary closing conditions.
•In April 2026, McKesson completed initial financing transactions in support of the planned separation of Medical-Surgical Solutions segment, including a secured $1.0 billion term loan and $1.0 billion revolving credit facility.
•On January 30, 2026, McKesson closed the transaction to sell its retail and distribution businesses in Norway, representing the final phase to fully exit its European operations.

North American Pharmaceutical Segment
Fourth Quarter
•Revenues were $79.1 billion, an increase of 3%, driven by increased prescription transaction volumes, including higher volumes from specialty products, partially offset by lower contributions from branded pharmaceuticals.
•Segment Operating Profit was $1.2 billion. Adjusted Segment Operating Profit was $980 million, an increase of 11%, driven by growth in the distribution of specialty products to health systems.
Full Year
•Revenues were $336.7 billion, an increase of 11%, driven by increased prescription transaction volumes, including higher volumes from retail national account customers and specialty products.
•Segment Operating Profit was $3.7 billion. Adjusted Segment Operating Profit was $3.5 billion, an increase of 10%, driven by growth in the distribution of specialty products.

Oncology & Multispecialty Segment
Fourth Quarter
•Revenues were $12.7 billion, an increase of 35%, driven by growth in provider solutions and specialty distribution, including contributions from acquisitions.
•Segment Operating Profit was $301 million. Adjusted Segment Operating Profit was $385 million, an increase of 53%, driven by growth in provider solutions and specialty distribution, including contributions from acquisitions.
Full Year
•Revenues were $48.4 billion, an increase of 31%, driven by growth in provider solutions and specialty distribution, including contributions from acquisitions.
•Segment Operating Profit was $1.1 billion. Adjusted Segment Operating Profit was $1.4 billion, an increase of 53%, driven by growth in provider solutions and specialty distribution, including contributions from acquisitions.

Prescription Technology Solutions Segment
Fourth Quarter
•Revenues were $1.5 billion, an increase of 12%, driven by increased prescription volumes in the third-party logistics and technology services businesses.
•Segment Operating Profit was $286 million. Adjusted Segment Operating Profit was $322 million, an increase of 13%, driven by higher demand for access solutions.
Full Year
•Revenues were $5.8 billion, an increase of 11%, driven by increased prescription volumes in the third-party logistics and technology services businesses.
•Segment Operating Profit was $1.0 billion. Adjusted Segment Operating Profit was $1.1 billion, an increase of 17%, driven by higher demand for access solutions.

Medical-Surgical Solutions Segment
Fourth Quarter
•Revenues were $2.9 billion, an increase of 1%, driven by specialty pharmaceutical volumes, offset by lower contributions from the ambulatory care channel.
•Segment Operating Profit was $232 million. Adjusted Segment Operating Profit was $271 million, a decrease of 5%, driven by lower contributions from the ambulatory care channel.
Full Year
•Revenues were $11.5 billion, an increase of 1%, driven by specialty pharmaceutical volumes, offset by lower contributions from the ambulatory care channel.
•Segment Operating Profit was $938 million. Adjusted Segment Operating Profit was $1.0 billion, an increase of 1%, driven by cost optimization, offset by lower contributions from the ambulatory care channel.

Fiscal 2027 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. McKesson cannot reasonably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, transaction related expenses and adjustments, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are generally uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson is establishing Fiscal 2027 Adjusted Earnings per Diluted Share guidance to $43.80 to $44.60.

Long-Term Growth Targets
McKesson continues to strengthen its portfolio of differentiated assets and capabilities, advancing health outcomes while driving sustainable value creation. The Company is reaffirming long-term Adjusted Earnings per Diluted Share growth targets of 13% to 16% as well as its long-term Adjusted Segment Operating Profit growth targets as follows:
•North American Pharmaceutical of 5% to 8%
•Oncology & Multispecialty of 13% to 16%
•Prescription Technology Solutions of 10% to 13%

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Thursday, May 7, 2026, at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Event
McKesson management will be participating in the BofA Securities 2026 Healthcare Conference on May 12, 2026.

The audio webcasts, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Interest Expense, Adjusted Income Tax Expense,

Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. Any discussion of our intent to separate our Medical-Surgical Solutions segment into an independent company, other anticipated or completed transactions, including the anticipated closings thereof, or synergies expected therefrom, litigation outcomes, financial outlook, guidance, trends, strategy, plans, assumptions, expectations, commitments, and intentions may also include forward-looking statements. Forward-looking statements are not representations of historical or current facts or circumstances and they involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date the statements are made, or to reflect the occurrence of unanticipated events. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our publicly available filings with the Securities and Exchange Commission and news releases.

These risk factors include, but are not limited to: our planned separation of Medical-Surgical Solutions is contingent upon the satisfaction of certain conditions, may not be completed on the currently contemplated terms or timeline, or at all, and, if completed, may not achieve the intended financial and strategic benefits; we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws and policies; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we experience significant problems with information systems or networks; the adoption and use of artificial intelligence in our business operations exposes us to risks and uncertainties; we may be unsuccessful in achieving our strategic growth objectives; we may be unsuccessful in our efforts to implement initiatives to reduce or optimize our costs; we might be unable to successfully complete or integrate acquisitions or other strategic transactions, especially in the timeframes noted; we may not receive anticipated benefits from acquisitions or other strategic transactions; we might be adversely impacted by delays or other difficulties with divestitures; we are impacted by customer purchase reductions, contract non-renewals, payment defaults, and bankruptcies; our contracts with government entities involve future funding, payment, and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to risks and limitations that could impede the growth of our data services business; we might be unable to successfully recruit and retain qualified employees; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we are adversely impacted by changes or disruptions in product supply and have difficulties in sourcing or selling products due to a variety of causes; we are adversely impacted as a result of our distribution of generic pharmaceuticals; we are adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; and we might be adversely impacted by conditions and events outside of our control, such as widespread public health issues, natural disasters, and geopolitical factors.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Stories & Insights.

We routinely use our website, investors.mckesson.com, to post information that may be material to investors, such as business developments, earnings, and financial performance, as well as presentation materials and details for upcoming and past events.

Contacts:
Investors
Investors@McKesson.com

Media Relations
MediaRelations@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Year Ended March 31,
	2026	2025	Change	2026	2025	Change
Revenues	$96,295	$90,823	6%	$403,430	$359,051	12%
Cost of sales	(92,251)	(87,184)	6	(388,880)	(345,728)	12
Gross profit	4,044	3,639	11	14,550	13,323	9
Selling, distribution, general, and administrative expenses	(1,796)	(1,975)	(9)	(8,096)	(8,507)	(5)
Claims and litigation charges, net	1	—	—	3	(108)	(103)
Restructuring, impairment, and related charges, net	(99)	(73)	36	(245)	(286)	(14)
Total operating expenses	(1,894)	(2,048)	(8)	(8,338)	(8,901)	(6)
Operating income	2,150	1,591	35	6,212	4,422	40
Other income (expense), net	36	(31)	216	236	202	17
Interest expense	(61)	(45)	36	(247)	(265)	(7)
Income before income taxes	2,125	1,515	40	6,201	4,359	42
Income tax expense	(270)	(209)	29	(1,102)	(878)	26
Net income	1,855	1,306	42	5,099	3,481	46
Net income attributable to noncontrolling interests	(173)	(46)	276	(337)	(186)	81
Net income attributable to McKesson Corporation	$1,682	$1,260	33%	$4,762	$3,295	45%

Earnings per common share attributable to McKesson Corporation (a)
Diluted	$13.71	$10.01	37%	$38.38	$25.72	49%
Basic	$13.78	$10.06	37%	$38.55	$25.86	49%

Dividends declared per common share	$0.82	$0.71	15%	$3.17	$2.75	15%

Weighted-average common shares outstanding
Diluted	122.7	125.9	(3)%	124.1	128.1	(3)%
Basic	122.1	125.2	(2)	123.6	127.4	(3)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2026 and 2025 as well as our
Annual Report on Form 10-K for fiscal 2026 and 2025.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Year Ended March 31,
	2026	2025	Change	2026	2025	Change
Net income (GAAP)	$1,855	$1,306	42%	$5,099	$3,481	46%
Net income attributable to noncontrolling interests (GAAP)	(173)	(46)	276	(337)	(186)	81
Net income attributable to McKesson Corporation (GAAP)	1,682	1,260	33	4,762	3,295	45
Pre-tax adjustments:
Amortization of acquisition-related intangibles	73	50	46	276	226	22
Transaction-related expenses and adjustments (1) (2) (3) (4)	(410)	49	(937)	(251)	761	(133)
LIFO inventory-related adjustments	(182)	(3)	—	(210)	82	(356)
Gains from antitrust legal settlements	—	(260)	(100)	(23)	(444)	(95)
Restructuring, impairment, and related charges, net (6)	99	68	46	245	344	(29)
Claims and litigation charges, net (7)	(1)	—	—	(3)	108	(103)
Other adjustments, net (8) (9) (10)	(6)	100	(106)	—	(62)	(100)
Income tax effect on pre-tax adjustments	64	12	433	(38)	(70)	(46)
Net income attributable to noncontrolling interests effect on pre-tax adjustments and redeemable noncontrolling interests adjustments (5)	115	(2)	—	95	(6)	—
Adjusted Earnings (Non-GAAP)	$1,434	$1,274	13%	$4,853	$4,234	15%

Earnings per diluted common share attributable to McKesson Corporation (GAAP) (a)	$13.71	$10.01	37%	$38.38	$25.72	49%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.39	0.28	39	1.47	1.29	14
Transaction-related expenses and adjustments	(1.87)	0.32	(684)	(0.79)	5.81	(114)
LIFO inventory-related adjustments	(1.10)	(0.02)	—	(1.25)	0.47	(366)
Gains from antitrust legal settlements	—	(1.53)	(100)	(0.14)	(2.57)	(95)
Restructuring, impairment, and related charges, net	0.60	0.40	50	1.46	1.98	(26)
Claims and litigation charges, net	(0.01)	—	—	(0.02)	0.62	(103)
Other adjustments, net	(0.03)	0.66	(105)	—	(0.27)	(100)
Adjusted Earnings per Diluted Share (Non-GAAP) (a)	$11.69	$10.12	16%	$39.11	$33.05	18%

Diluted weighted-average common shares outstanding	122.7	125.9	(3)%	124.1	128.1	(3)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,			Year Ended March 31,
	2026	2025	Change	2026	2025	Change
Gross profit (GAAP)	$4,044	$3,639	11%	$14,550	$13,323	9%
Pre-tax adjustments:
LIFO inventory-related adjustments	(182)	(3)	—	(210)	82	(356)
Gains from antitrust legal settlements	—	(260)	(100)	(23)	(444)	(95)
Restructuring, impairment, and related charges, net	—	(5)	(100)	—	58	(100)
Other adjustments, net	—	17	(100)	5	17	(71)
Adjusted Gross Profit (Non-GAAP)	$3,862	$3,388	14%	$14,322	$13,036	10%

Total operating expenses (GAAP)	$(1,894)	$(2,048)	(8)%	$(8,338)	$(8,901)	(6)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	73	50	46	276	226	22
Transaction-related expenses and adjustments (1) (2) (3) (4)	(412)	44	—	(268)	741	(136)
Restructuring, impairment, and related charges, net (6)	99	73	36	245	286	(14)
Claims and litigation charges, net (7)	(1)	—	—	(3)	108	(103)
Other adjustments, net (8)	(6)	(4)	50	(5)	(209)	(98)
Adjusted Operating Expenses (Non-GAAP)	$(2,141)	$(1,885)	14%	$(8,093)	$(7,749)	4%

Other income (loss), net (GAAP)	$36	$(31)	216%	$236	$202	17%
Pre-tax adjustments:
Transaction-related expenses and adjustments	—	—	—	—	(1)	(100)
Other adjustments, net (9) (10)	—	87	(100)	—	130	(100)
Adjusted Other Income (Non-GAAP)	$36	$56	(36)%	$236	$331	(29)%

Interest expense (GAAP)	$(61)	$(45)	36%	$(247)	$(265)	(7)%
Pre-tax adjustments:
Transaction-related expenses and adjustments	2	5	(60)	17	21	(19)
Adjusted Interest Expense (Non-GAAP)	$(59)	$(40)	48%	$(230)	$(244)	(6)%

Income tax expense (GAAP)	$(270)	$(209)	29%	$(1,102)	$(878)	26%
Tax adjustments:
Amortization of acquisition-related intangibles	(18)	(12)	50	(66)	(55)	20
Transaction-related expenses and adjustments (1) (2) (3) (4)	59	(8)	838	31	(16)	294
LIFO inventory-related adjustments	48	—	—	55	(22)	350
Gains from antitrust legal settlements	—	67	(100)	6	115	(95)
Restructuring, impairment, and related charges, net (6)	(26)	(18)	44	(64)	(90)	(29)
Claims and litigation charges, net (7)	—	—	—	—	(28)	(100)
Other adjustments, net (8) (9) (10)	1	(17)	106	—	26	(100)
Adjusted Income Tax Expense (Non-GAAP)	$(206)	$(197)	5%	$(1,140)	$(948)	20%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,
	2026			2025			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	As adjusted (Non-GAAP)
REVENUES
North American Pharmaceutical	$79,120	$—	$79,120	$76,943	$—	$76,943	3%	3%
Oncology & Multispecialty	12,711	—	12,711	9,431	—	9,431	35	35
Prescription Technology Solutions	1,495	—	1,495	1,339	—	1,339	12	12
Medical-Surgical Solutions	2,868	—	2,868	2,853	—	2,853	1	1
Other	101	—	101	257	—	257	(61)	(61)
Revenues	$96,295	$—	$96,295	$90,823	$—	$90,823	6%	6%

OPERATING PROFIT
North American Pharmaceutical (6)	$1,157	$(177)	$980	$1,152	$(267)	$885	—%	11%
Oncology & Multispecialty	301	84	385	217	35	252	39	53
Prescription Technology Solutions (6)	286	36	322	248	37	285	15	13
Medical-Surgical Solutions (6)	232	39	271	227	58	285	2	(5)
Other (1)	518	(510)	8	10	(1)	9	—	(11)
Subtotal	2,494	(528)	1,966	1,854	(138)	1,716	35	15
Corporate expenses, net (1) (10)	(308)	99	(209)	(294)	137	(157)	5	33
Income before interest expense and income taxes	$2,186	$(429)	$1,757	$1,560	$(1)	$1,559	40%	13%

OPERATING PROFIT AS A % OF REVENUES
North American Pharmaceutical	1.46%		1.24%	1.50%		1.15%	(4) bp	9	bp
Oncology & Multispecialty	2.37		3.03	2.30		2.67	7	36
Prescription Technology Solutions	19.13		21.54	18.52		21.28	61	26
Medical-Surgical Solutions	8.09		9.45	7.96		9.99	13	(54)
Other	512.87		7.92	3.89		3.50	50,898	442
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Year Ended March 31,
	2026			2025			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)
REVENUES
North American Pharmaceutical	$336,652	$—	$336,652	$304,507	$—	$304,507	11%		11%
Oncology & Multispecialty	48,423	—	48,423	36,862	—	36,862	31		31
Prescription Technology Solutions	5,805	—	5,805	5,216	—	5,216	11		11
Medical-Surgical Solutions	11,507	—	11,507	11,380	—	11,380	1		1
Other	1,043	—	1,043	1,086	—	1,086	(4)		(4)
Revenues	$403,430	$—	$403,430	$359,051	$—	$359,051	12%		12%

OPERATING PROFIT
North American Pharmaceutical (2) (6) (7) (8)	$3,658	$(206)	$3,452	$2,945	$200	$3,145	24%		10%
Oncology & Multispecialty (4) (9)	1,149	286	1,435	767	169	936	50		53
Prescription Technology Solutions (6)	1,044	85	1,129	875	86	961	19		17
Medical-Surgical Solutions (3) (6)	938	91	1,029	779	243	1,022	20		1
Other (1)	590	(516)	74	54	(6)	48	993		54
Subtotal	7,379	(260)	7,119	5,420	692	6,112	36		16
Corporate expenses, net (1) (2) (3) (6) (7) (10) (11)	(931)	277	(654)	(796)	302	(494)	17		32
Income before interest expense and income taxes	$6,448	$17	$6,465	$4,624	$994	$5,618	39%		15%

OPERATING PROFIT AS A % OF REVENUES
North American Pharmaceutical	1.09%		1.03%	0.97%		1.03%	12	bp	—	bp
Oncology & Multispecialty	2.37		2.96	2.08		2.54	29		42
Prescription Technology Solutions	17.98		19.45	16.78		18.42	120		103
Medical-Surgical Solutions	8.15		8.94	6.85		8.98	130		(4)
Other	56.57		7.09	4.97		4.42	5,160		267
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	March 31, 2026	March 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$3,975	$5,691
Receivables, net	27,985	25,643
Inventories, net	24,207	23,001
Prepaid expenses and other	1,043	1,063
Total current assets	57,210	55,398
Property, plant, and equipment, net	2,668	2,502
Operating lease right-of-use assets	2,058	1,782
Goodwill	11,316	10,022
Intangible assets, net	4,079	1,464
Other non-current assets	4,992	3,972
Total assets	$82,323	$75,140

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND DEFICIT
Current liabilities
Drafts and accounts payable	$59,973	$55,330
Current portion of long-term debt	1,267	1,191
Current portion of operating lease liabilities	287	258
Other accrued liabilities	5,490	4,825
Total current liabilities	67,017	61,604
Long-term debt	5,259	4,463
Long-term deferred tax liabilities	1,330	1,029
Long-term operating lease liabilities	1,801	1,478
Long-term litigation liabilities	5,091	5,601
Other non-current liabilities	2,659	2,659
Redeemable noncontrolling interests	943	—
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 280 and 279 shares issued at March 31, 2026 and March 31, 2025, respectively	3	3
Additional paid-in capital	8,284	8,373
Retained earnings	22,291	17,921
Accumulated other comprehensive loss	(745)	(932)
Treasury shares, at cost, 160 and 154 shares at March 31, 2026 and March 31, 2025, respectively	(32,005)	(27,439)
Total McKesson Corporation stockholders’ deficit	(2,172)	(2,074)
Noncontrolling interests	395	380
Total deficit	(1,777)	(1,694)
Total liabilities, redeemable noncontrolling interests, and deficit	$82,323	$75,140

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Year Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net income	$5,099	$3,481
Adjustments to reconcile to net cash used in operating activities:
Depreciation	256	242
Amortization	473	394
Asset impairment charges	55	98
Deferred taxes	230	(110)
Charges (credits) associated with last-in, first-out inventory method	(210)	82
Non-cash operating lease expense	261	245
Loss (gain) from sales of businesses and investments	(573)	485
Provision for bad debts	100	(130)
Other non-cash items	302	424
Changes in assets and liabilities:
Receivables	(1,999)	(3,935)
Inventories	(1,082)	(2,270)
Drafts and accounts payable	4,317	8,301
Operating lease liabilities	(270)	(404)
Taxes	(339)	(136)
Litigation liabilities	(684)	(401)
Other	219	(281)
Net cash provided by operating activities	6,155	6,085

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(436)	(537)
Capitalized software expenditures	(309)	(322)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(3,416)	(24)
Proceeds from sales of businesses and investments, net	830	179
Other	(101)	(29)
Net cash used in investing activities	(3,432)	(733)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	9,247	15,086
Repayments of short-term borrowings	(9,247)	(15,086)
Proceeds from issuances of long-term debt	1,990	498
Repayments of long-term debt	(1,207)	(519)
Common stock transactions:
Issuances	89	101
Share repurchases	(4,750)	(3,146)
Dividends paid	(381)	(345)
Other	(372)	(554)
Net cash used in financing activities	(4,631)	(3,965)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	20	(16)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,888)	1,371
Cash, cash equivalents, and restricted cash at beginning of period	5,956	4,585
Cash, cash equivalents, and restricted cash at end of period	4,068	5,956
Less: Restricted cash at end of period included in Prepaid expenses and other	(93)	(265)
Cash and cash equivalents at end of period	$3,975	$5,691

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,(1)	Year Ended March 31,
	2026	2026	2025	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$3,421	$6,155	$6,085	1%
Net cash provided by (used in) investing activities	425	(3,432)	(733)	368
Net cash used in financing activities	(2,820)	(4,631)	(3,965)	17
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(11)	20	(16)	225
Net increase (decrease) in cash, cash equivalents, and restricted cash	$1,015	$(1,888)	$1,371	(238)%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$3,421	$6,155	$6,085	1%
Payments for property, plant, and equipment	(111)	(436)	(537)	(19)
Capitalized software expenditures	(74)	(309)	(322)	(4)
Free Cash Flow (Non-GAAP)	$3,236	$5,410	$5,226	4%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.
1) Amounts for the three months ended March 31, 2026 were derived using fiscal 2026 full year Net cash provided by operating activities, Net cash used in investing activities, Net cash provided by (used in) financing activities, Effect of exchange rate changes on cash and cash equivalents, and restricted cash, Payments for property, plant and equipment, and Capitalized software expenditures, less the comparative amounts for the nine months ended December 31, 2025 of fiscal 2026.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

1.Transaction-related expenses and adjustments for the three months and the year ended March 31, 2026 includes a pre-tax net gain of $480 million ($410 million after-tax) to remeasure assets and liabilities to fair value less costs to sell related to the sale of our Norway business, that closed on January 30, 2026. A net pre-tax gain of $503 million is included within Other, and charge of $23 million is included within Corporate expenses, net. This net gain is related to the sale of Norway assets and liabilities less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, and is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2.Transaction-related expenses and adjustments for the year ended March 31, 2025 includes a net loss of $667 million (pre-tax and after-tax), respectively, to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell certain of our Canadian businesses, that closed on December 30, 2024. Net charges (pre-tax and after-tax) of $605 million were included within North American Pharmaceutical, and $62 million were included within Corporate expenses, net. These net charges are primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, and are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

3.Transaction-related expenses and adjustments for the year ended March 31, 2026 include pre-tax charges of $77 million within Medical-Surgical Solutions and Corporate Expenses, net, related to our planned separation of the Medical-Surgical Solutions business. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

4.Transaction-related expenses and adjustments for the year ended March 31, 2026 include pre-tax charges of $96 million within Oncology & Multispecialty, related to transaction and integration charges for the fiscal 2026 acquisitions of controlling interests in PRISM Vision Holdings, LLC (“PRISM Vision”) and Community Oncology Revitalization Enterprise Ventures, LLC (“Core Ventures”). These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

5.Transaction-related expenses and adjustments for the three months and year ended March 31, 2026 includes a (pre-tax and after-tax) charge of $122 million, within Oncology & Multispecialty, related to the remeasurement of redeemable noncontrolling interests to the redemption value. This charge was recorded in “net income attributable to noncontrolling interests” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

6.Restructuring, impairment, and related charges, net for the three months and year ended March 31, 2026 includes pre-tax charges of $99 million ($73 million after-tax) and $245 million ($181 million after tax), respectively, primarily within Medical-Surgical Solutions, North American Pharmaceutical, Prescription Technology Solutions, and Corporate Expenses, net. The three months and year ended March 31, 2025 includes pre-tax charges of $68 million ($50 million after-tax) and $344 million ($254 million after-tax), respectively, primarily within Medical-Surgical Solutions, North American Pharmaceutical, and Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

7.Claims and litigation charges, net for the year ended March 31, 2025 includes pre-tax charges of $114 million ($86 million after-tax) related to our estimated liability for opioid-related claims of a nationwide group of certain third-party payors. We recorded charges of $57 million ($43 million after-tax) within Corporate expenses, net and $57 million ($43 million after-tax) within North American Pharmaceutical. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

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8.Other adjustments, net for the year ended March 31, 2025 includes a pre-tax credit of $206 million ($152 million after-tax), within North American Pharmaceutical related to the bankruptcy of our customer, Rite Aid Corporation (including certain of its subsidiaries, "Rite Aid"). Management believes the credit is not reflective of allowances recorded in the normal course of business operations and are related to Rite Aid's recently concluded bankruptcy proceedings, and is therefore excluded from the determination of our adjusted results (Non-GAAP). This credit is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

9.Other adjustments, net for the year ended March 31, 2025 includes a pre-tax charge of $43 million ($31 million after-tax) within Oncology & Multispecialty related to a loss from one of the Company's investments in equity securities. This charge is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

10.Other adjustments, net for three months and year ended March 31, 2025 includes a pre-tax charge of $87 million and ($73 million after-tax) representing settlement charges, including the effect of accumulated other comprehensive income balances, related to our frozen U.K. defined benefit pension plan, within Corporate expenses, net. This charge is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

11.During the year ended March 31, 2025, the Company recognized a pre-tax net gain of $100 million ($74 million after-tax) within Corporate expenses, net related to a recapitalization event of one of our investments in equity securities, which resulted in an increase to the carrying value of this investment. This gain was recorded in “other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, redeemable noncontrolling interests adjustments, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust legal settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this press release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this press release.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, share repurchases, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.